Exhibit 4.2

COMMON STOCK

AS

ALSIUS®

A NEW DEGREE OF CARE

COMMON STOCK

ALSIUS CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 021211 10 7

THIS CERTIFIES THAT

Is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF

ALSIUS CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of its duly authorized officers.

DATED:

PRESIDENT

SECRETARY

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED OFFICER

ALSIUS CORPORATION The Corporation will furnish to any stockholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class of its capital stock and the variations in rights, preferences and limitations determined for each series within a class, and the authority of the board of directors to determine variations for future series. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in commonUNIF GIFT MIN ACT—as Custodian forUNIF TRAN MIN ACT—as Custodian for (Cust)(Minor)(Cust)(Minor) TEN ENT — as tenants by the entireties under Uniform Gifts to Minorsunder Uniform Transfers to Minors JT TEN — as joint tenants with right of survivorship and not as Act Act tenants in common(State)(State) TOD— transfer on death direction in event of owner’s death, to person named on face Additional abbreviations may also be used though not in the above list. For Value Received,hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the Stock represented by the within certificate and do hereby irrevocably constitute and appoint attorney, to transfer the same on the books of the within-named Corporation, with full power of substitution in the premises. Dated X NAME: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. X Signature Guaranteed By X ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK ST OCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE ST OCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTAR Y PUBLIC ARE NOT ACCEPTABLE.